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Exhibit 5.1

May 8, 2015

ZaZa Energy Corporation
1301 McKinney Street, Suite 2800
Houston, Texas 77010

Ladies and Gentlemen:

        We refer to the Registration Statement on Form S-3 (the "Registration Statement"), filed by ZaZa Energy Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the Registration Statement, the Company is issuing 4,375,000 shares (the "Shares") of common stock, par value $0.01 per share ("Common Stock") relating to 2,500 shares of Series A 5% Convertible Preferred Stock (the "Convertible Preferred Stock") convertible into an aggregate of 2,500,000 shares of Common Stock (the "Conversion Shares") and warrants ("Warrants") to initially purchase an aggregate of 1,875,000 shares of Common Stock (the "Warrant Shares"). The Convertible Preferred Stock and Warrants were sold by the Company pursuant to that certain securities purchase agreement, dated as of April 30, 2015, but effective as of April 23, 2015 (the "Purchase Agreement") by and between the Company and Alpha Capital Anstalt ("Alpha").

        This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        We have examined (i) the Registration Statement; (ii) the Purchase Agreement; (iii) the Certificate of Designation of Preferences, Rights and Limitations of Series A 5% Convertible Preferred Stock (the "Certificate of Designation"); (iv) the form of warrant certificate; (v) the Restated Certificate of Incorporation (the "Certificate of Incorporation") of the Company filed with the Secretary of State of the State of Delaware; (vi) the Amended and Restated By-Laws of the Company (the "Bylaws"); (vii) the resolutions adopted by the board of directors of the Company relating to the Registration Statement, the issuance of the Convertible Preferred Stock, the Warrants, the Conversion Shares, the Warrant Shares and approval of the Purchase Agreement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to or obtained by us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of

Sidley Austin (TX) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

ZaZa Energy Corporation
May 8, 2015

any copies thereof submitted to or obtained by us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

        Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

  1.
  The Conversion Shares have been duly authorized and will be validly issued, fully paid and non-assessable when certificates, if any, representing the Conversion Shares being issued shall have been duly executed, countersigned and registered and duly delivered (or, if any Conversion Shares are to be issued in uncertificated form, the Company's books shall reflect the issuance of such Conversion Shares) and paid for upon conversion or exercise of the Convertible Preferred Stock, in accordance with the Certificate of Designation and the Certificate of Incorporation.

  2.
  The Warrant Shares have been duly authorized and will be validly issued, fully paid and non-assessable when certificates, if any, representing the Warrant Shares being issued shall have been duly executed, countersigned and registered and duly delivered (or, if any Warrant Shares are to be issued in uncertificated form, the Company's books shall reflect the issuance of such Warrant Shares) and paid for upon exercise or exchange of the Warrants, in accordance with the terms of the Warrants.

        For the purposes of paragraph 1 above, we have assumed that, at the time of the issuance and delivery of each Conversion Share upon the conversion or exercise of the Convertible Preferred Stock: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity thereof; (ii) the Certificate of Incorporation, the Certificate of Designation and the Bylaws, each as currently in effect, will not have been modified or amended and will be in full force and effect and (iii) there will be a sufficient number of shares of Common Stock authorized and then available for issuance under the Certificate of Incorporation.

        For the purposes of paragraph 2 above, we have assumed that, at the time of the issuance and delivery of each Warrant Share upon the exercise or exchange of the Warrants: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity thereof; (ii) the Certificate of Incorporation and the Bylaws, each as currently in effect, will not have been modified or amended and will be in full force and effect and (iii) there will be a sufficient number of shares

ZaZa Energy Corporation
May 8, 2015

of Common Stock authorized and then available for issuance under the Certificate of Incorporation.

        We express no opinion as to:

          (i)  the validity, binding effect or enforceability of any provision of the Warrants relating to choice of governing law to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law principles of the State of New York;

         (ii)  the validity, binding effect or enforceability of any provision of the Warrants containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a "Waiver") by the Company under the Warrants to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under provisions of applicable law (including judicial decisions); and

        (iii)  the validity, binding effect or enforceability of any provision of the Warrants relating to forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York.

        This opinion letter is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

        We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Sidley Austin LLP

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  Exhibit 5.1